Exhibit 10.2

AMENDMENT

TO

AMENDED AND RESTATED

ADVISORY AGREEMENT (2019)

among

INDUSTRIAL PROPERTY TRUST INC.,

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

and

INDUSTRIAL PROPERTY ADVISORS LLC

This amendment (this “Amendment”), dated and effective as of October 7, 2019 (the “Effective Date”), is made to the Amended and Restated Advisory Agreement (2019) dated as of June 12, 2019, among the Parties (as defined below) (the “Advisory Agreement”), and this Amendment is made by and among each of Industrial Property Trust Inc., a Maryland corporation (“IPT”), Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”) and Industrial Property Operating Partnership, a Delaware limited partnership (the “Operating Partnership”). IPT, Advisor and Operating Partnership are collectively referred to herein as the “Parties” and each of them are referred to as a “Party.”

WHEREAS, the Parties are parties to that certain Advisory Agreement, which is being amended hereby;

WHEREAS, on August 20, 2019, IPT, Prologis, L.P., a Delaware limited partnership (“PLD”), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of PLD, entered into an Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) pursuant to which IPT has elected to engage in an asset sale with PLD and its affiliates, rather than a merger of Rockies Acquisition LLC with and into IPT, and the board of directors of IPT has unanimously approved the PLD Disposition (as defined below), the Merger Agreement and the other transactions contemplated by the Merger Agreement;

WHEREAS, the Merger Agreement provides for the sale of substantially all of IPT’s assets to PLD through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of Rockies Acquisition LLC or newly formed Delaware limited liability companies that are wholly owned subsidiaries of PLD or an affiliate of PLD with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of IPT, with each such applicable newly formed, wholly owned subsidiary of IPT Real Estate Holdco LLC surviving each Merger as a wholly owned subsidiary of PLD or an affiliate of PLD upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each such asset transfer, together with the Mergers, the “PLD Disposition”) by IPT Real Estate Holdco LLC of up to ten to-be-formed Delaware limited liability companies that are wholly owned subsidiaries of IPT Real Estate Holdco LLC to PLD or an affiliate of PLD;

WHEREAS, in connection with the PLD Disposition, IPT has agreed to sell all of its subsidiaries in which it has an ownership interest (excluding the Operating Partnership, IPT Real Estate Holdco LLC and its subsidiaries that hold IPT’s collective interests in Build-to-Core Industrial Partnership I LP, a Delaware limited partnership, and Build-to-Core Industrial Partnership II LP, a Delaware limited partnership (together, the “BTC Portfolio”); and potentially excluding IPT Acquisition, IPT Property Management, and IPT Services) to affiliates of PLD by way of the PLD Disposition, causing IPT to continue to exist and for its remaining assets to primarily consist of its interests in the BTC Portfolio, and resulting in all holders of IPT’s common stock continuing to hold their respective shares of common stock in IPT;

WHEREAS, if and when the PLD Disposition is completed, all holders of IPT’s common stock will then be entitled to receive a special distribution from IPT in cash equal to such stockholder’s pro rata share of the net total consideration for the PLD Disposition, as more fully described in IPT’s preliminary proxy statement in connection with the Mergers and PLD Disposition as filed with the U.S. Securities and Exchange Commission on September 12, 2019; WHEREAS, the Parties have, as of the Effective Date, hereby agreed to enter into this Amendment to generate a reduction in total, combined Asset Management Fees payable to the Advisor under the Advisory Agreement in connection with the PLD Disposition or the consummation of any other Disposition of the Wholly-Owned Portfolio (as defined below);

WHEREAS, the Parties have, as of the Effective Date, hereby agreed that the Advisor will receive (i) an increased promote interest in the Operating Partnership, which shall be effective after the first to occur of the closing of the PLD Disposition or the consummation of any other Disposition of the Wholly-Owned Portfolio; and, after the closing of the PLD Disposition or the consummation of any other Disposition of the Wholly-Owned Portfolio, (ii) the issuance to an affiliate of Advisor of a preferred equity capital interest in the Operating Partnership in exchange for an in-kind capital contribution of certain intellectual property rights by that affiliate of Advisor to the Operating Partnership;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Section 9(b) of the Advisory Agreement is hereby amended by deleting clause (iii)(y) in the penultimate sentence thereof and replacing it with the following:

“(y) 2.5% of the Contract Sales Price upon the occurrence of any other Disposition; provided, however, that solely with respect to any Disposition involving the Properties owned 100% by the Operating Partnership (the “Wholly-Owned Portfolio”) (which Disposition shall for the avoidance of doubt include the PLD Disposition), the total aggregate Asset Management Fee otherwise duly owed to the Advisor under this Agreement with respect to any such Disposition of the Wholly-Owned Portfolio shall be reduced to 0.6203% of the Contract Price.”

2. Section 17(a) of the Advisory Agreement is hereby amended by adding the following to the first sentence thereof:

“provided, that if a Disposition of the Wholly-Owned Portfolio is consummated pursuant to one or more definitive agreements entered into during the term of the Advisory Agreement, the fees payable to the Advisor with respect to the Disposition of the Wholly-Owned Portfolio (which Disposition shall for the avoidance of doubt include the PLD Disposition), shall be deemed earned notwithstanding any termination of the Advisor without Cause prior to the closing of such Disposition, whether by the Corporation or by a majority of the Independent Directors of the Corporation.”

3. Except as set forth in this Amendment, all of the provisions of the Advisory Agreement shall continue in full force and effect in accordance with their terms.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

INDUSTRIAL PROPERTY TRUST INC.

By:	/s/ Thomas McGonagle
Name:	Thomas McGonagle
Title:	Chief Financial Officer

INDUSTRIAL PROPERTY ADVISORS LLC

By: INDUSTRIAL PROPERTY ADVISORS GROUP LLC, its Sole Member

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager

INDUSTRIAL PROPERTY OPERATING PARTNERSHIP LP

By: INDUSTRIAL PROPERTY TRUST INC., its Sole General Partner

By:	/s/ Thomas McGonagle
Name:	Thomas McGonagle
Title:	Chief Financial Officer